Exhibit B-15(a)

  ARTICLES OF CONVERSION OF PRUDENTIAL OIL AND GAS INC., A
   TEXAS BUSINESS CORPORATION INTO PRUDENTIAL OIL AND GAS
 L.L.C., A TEXAS LIMITED LIABILITY COMPANY, AS THE SURVIVING
                           ENTITY

Pursuant to the provisions of article 5.18 of the Texas Business Corporation Act, the undersigned converting entity certifies the following articles of conversion adopted for the purpose of effecting a conversion of Prudential Oil and Gas Inc., a Texas Business corporation ("converting entity") with and into Prudential Oil and Gas L.L.C., a Texas limited liability company ("converted entity"), in accordance with the provisions of the Texas Business Corporation Act.

1. The name, state or country of incorporation, formation, and organization of the converting entity, and or organization form of the converting entity are Prudential Oil and Gas Inc. which was incorporated as a for-profit business corporation under the Texas Business Corporation Act on October 16, 1962.

2. A plan of conversion was approved and adopted in accordance with the provisions of Articles 5.03 and
     5.17 of the Texas Business Corporation Act providing for the conversion of Prudential Oil and Gas Inc., a corporation incorporated under the Texas Business Corporation Act to Prudential Oil and Gas L.L.C., a Texas limited liability company.

3. An executed plan of conversion is on file at the principal place of business of the converting entity at 350 Pine Street, Beaumont, TX 77701, and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 350 Pine Street, Beaumont, TX 77701.

4. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

5. The approval of the plan of conversion was duly authorized by all action required by the laws of the State of Texas under which Prudential Oil and Gas Inc. is incorporated and by its constituent documents.

6. The converting entity has 11,537 shares of common stock outstanding, and the plan of conversion was unanimously approved by the shareholders of the converting entity.

7.   Two   copies   of  the  articles  of  organization   of
     Prudential Oil and Gas L.L.C., which is to be created pursuant to the plan of conversion, are being filed with the secretary of state with the articles of conversion.

8. The converted entity will be liable for the payment of all fees and franchise taxes of the converting entity required by law.


Dated: ______________________.
                                 Prudential Oil and Gas Inc.

                            By______________________________

                           Its______________________________